UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2019

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road, Suite 410

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(650) 249-9090

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 1, 2019, Matthew Rabinowitz resigned as Chief Executive Officer and President, effective as of the start of business on January 2, 2019. Dr. Rabinowitz’s resignation was not a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

(c)   On January 2, 2019, the Company’s board of directors (the “Board”) appointed Mr. Steven Chapman as the Chief Executive Officer and President, effective as of the start of business on January 2, 2019.  As Chief Executive Officer, Mr. Chapman will serve as the Company’s principal executive officer.

Mr. Chapman, age 40, has served as the Company’s Chief Operating Officer since July 2017. Prior to that, he served as the Company’s Chief Commercial Officer from March 2017. Mr. Chapman commenced service with Natera in December 2010 and has held positions including Vice President of Sales and Vice President, Commercial Operations. Prior to joining Natera, Mr. Chapman worked at Genzyme Genetics Corp., a biotechnology company, from 2003 to 2010. Mr. Chapman holds a Bachelor of Science in Microbiology, Immunology and Molecular Genetics from the University of California, Los Angeles.

In connection with his appointment, the Company and Mr. Chapman entered into an amended and restated employment agreement, pursuant to which Mr. Chapman’s initial annual base salary will be $450,000. Subject to the approval of the Board, Mr. Chapman will also be eligible to participate in the Company’s management cash incentive plan; for the 2019 fiscal year of the Company, he will be eligible to earn a bonus of up to 50% of his base salary.

Pursuant to his amended and restated employment agreement and subject to the approval of the Company’s Board of Directors or Compensation Committee, Mr. Chapman will be granted (x) an option to purchase 100,000 shares of the Company’s common stock and 50,000 restricted stock units in connection with his commencement of employment, and (y) an option to purchase an additional 100,000 shares of the Company’s common stock and an additional 50,000 restricted stock units, in connection with the Company’s annual equity award process and consistent with its standard equity grant cycle.  With respect to each such award, 25% will vest 12 months after commencement of his employment and the balance will vest over an additional 36 successive months (in monthly installments for the option and in quarterly installments for the restricted stock units), in each case subject to continuous service on each such vesting date. The awards will be made pursuant to, and subject to the terms and conditions of, the Company’s 2015 Equity Incentive Plan.

In addition, pursuant to his amended and restated employment agreement, Mr. Chapman will be granted, as long-term equity incentive awards, an option to purchase 200,000 shares of the Company’s common stock and 100,000 restricted stock units. Such awards will vest based on the achievement of certain values for the Company’s common stock at two separate thresholds within certain periods (the “Performance Condition”) and Mr. Chapman’s continued employment through applicable vesting dates thereafter provided the Performance Condition remains satisfied. The awards will be made pursuant to, and subject to the terms and conditions of, the Company’s 2015 Equity Incentive Plan. Such awards will generally be eligible for the vesting acceleration described below, provided that the Performance Condition is satisfied as of, or within 60 days following, Mr. Chapman’s termination date.

Pursuant to his employment agreement, in the event that Mr. Chapman’s employment is terminated without cause or he resigns for good reason, in either case only after he has completed three years of continuous service with the Company (with such condition waived in connection with a change in control of the Company), he will be eligible for the following severance benefits: (1) a lump-sum severance payment equal to 12 months of his then-current base salary or, if the termination occurs within 18 months after a change in control, a lump-sum severance payment equal to the sum of 18 months of his then-current base salary plus his full target bonus, (2) payment of his and his dependents’ COBRA premiums for up to 12 months  (18 months if the termination occurs within 18 months after a change in control), and (3) accelerated vesting of certain unvested equity equal to the greater of 50% of his then-unvested equity awards or vesting as if he had completed an additional 12 months of continuous service, provided that if the termination occurs within 18 months after a change in control, he will generally receive full acceleration of any unvested equity awards then held by him. All of the foregoing severance benefits are contingent on Mr. Chapman’s execution of a release of claims. Further, Mr. Chapman will remain eligible for any greater benefits to accelerated vesting for which he is eligible pursuant to existing agreements with the Company.

The foregoing description of Mr. Chapman’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which Natera intends to file with the Securities and Exchange Commission as an exhibit to its next annual report on Form 10-K.

There are no family relationships between Mr. Chapman and any director or executive officer of the Company, and Mr. Chapman does not have any related party transactions that are required to be disclosed.

On January 2, 2019, the Company’s Board also appointed Mr. Robert Schueren as the Chief Operating Officer, effective as of January 7, 2019.

Prior to joining Natera, Mr. Schueren, age 57, served as Chief Executive Officer and President at IntegenX Inc., a biotechnology company, since March 2013. Mr. Schueren served as Vice President and General Manager of Genomics Solutions Division at Agilent Technologies Inc. from January 2010 to January 2013. Prior to January 2010, Mr. Schueren served at various companies including Genentech, Inc. and Arcturus Bioscience. Mr. Schueren holds a Bachelor of Science in Pharmacy from Temple University.

(d)  On January 2, 2019, the Board increased its authorized size to eleven members effective as of the start of business on January 2, 2019, creating a vacancy.

On January 2, 2019, upon the recommendation of the nominating and corporate governance committee, the Board appointed Mr. Steven Chapman to serve as a member of the Board, effective as of the start of business on January 2, 2019, to fill such vacancy. Mr. Chapman will serve as a Class III director, with an initial term expiring at the 2021 annual meeting of stockholders. Mr. Chapman was elected as a director pursuant to his employment agreement. The Board has not appointed Mr. Chapman to any board committee at this time.

(e) On January 2, 2019, Matthew Rabinowitz was appointed as the Company’s Executive Chairman.  In connection with such appointment, Dr. Rabinowitz’s annual base salary was decreased to $333,000 per year. Subject to the approval of the Board, Dr. Rabinowitz will also be eligible to participate in the Company’s management cash incentive plan; for the 2019 fiscal year of the Company, he will eligible to earn a bonus of up to $167,000. Dr. Rabinowitz retains his outstanding equity awards, which shall continue to vest in accordance with their terms, and he remains eligible to receive the severance and change-in-control benefits pursuant to his existing agreements with the Company; provided, however, that he has acknowledged and agreed that his resignation as Chief Executive Officer does not constitute good reason or constructive termination under any such agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: January 8, 2019